UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     December 13, 2016

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2016, Soligenix, Inc. (the “Company”), entered into a Warrant Agency Agreement (the “Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (“Warrant Agent”), in connection with its public offering (the “Public Offering”) of an aggregate of (i) 1,920,500 shares of its common stock, par value $0.001 per share (the “Common Stock”), including 250,500 shares issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional shares, and (ii) warrants to purchase up to an aggregate of 2,400,625 shares of Common Stock, including warrants to purchase 313,125 shares of Common Stock issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional warrants, at a combined offering price of $3.16. The warrants have a per share exercise price of $3.95, 125% of the public offering price of the Common Stock, are exercisable immediately, and expire five years from the date of issuance.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 13, 2016, the Company issued a press release announcing the pricing of its public offering of an aggregate of 1,670,000 shares of Common Stock and warrants to purchase up to an aggregate of 2,087,500 shares of Common Stock, at a combined offering price of $3.16. The press release also announced that the Company granted the representative of the underwriters a 45-day option to purchase up to 250,500 additional shares of Common Stock and/or warrants to purchase up to 313,125 additional shares of Common Stock from the Company to cover over-allotments, if any, as well as the listing of the Company’s Common Stock and warrants on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively. A copy of the press release is attached hereto as Exhibit 99.1.

On December 16, 2016, the Company issued a press release announcing the closing of its public offering of 1,670,000 shares of Common Stock, and warrants to purchase up to an aggregate of 2,370,005 shares of Common Stock, including warrants to purchase 282,505 shares of Common Stock that were offered and sold by the Company pursuant to the exercise of the underwriters’ over-allotment option, at a combined offering price of $3.16. Total gross proceeds from the offering were approximately $5,277,200, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Warrant Agency Agreement dated December 16, 2016 between Soligenix, Inc. and American Stock Transfer & Trust Company, Inc.

99.1	Press release issued by Soligenix, Inc. on December 13, 2016.

99.2	Press release issued by Soligenix, Inc. on December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

December 16, 2016	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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